PENSION EQUALIZATION PLAN
OF ENTERGY CORPORATION AND SUBSIDIARIES
(As Amended and Restated Effective January 1, 2009)
Certificate of Amendment
Amendment No. 9
THIS INSTRUMENT, executed this 22nd day of November, 2022, and effective December 1, 2022, constitutes the Ninth Amendment of the Pension Equalization Plan of Entergy Corporation and Subsidiaries (As Amended and Restated effective January 1, 2009) (the “Plan”).
Pursuant to Section 8.01 of the Plan and in accordance with the Resolutions of the Personnel Committee of the Board of Directors adopted at its meeting of October 27, 2022, the Plan is hereby amended by adding the following new Section 9.10 immediately following existing Section 9.09 of the Plan to read in its entirety as follows:
9.10    Special Rule for a Certain Participant. Notwithstanding any other provision of the Plan, no benefit shall be provided under the Plan to Marcus V. Brown or his Beneficiary in respect of any Separation from Service after November 30, 2022, that is either (i) a Qualifying Transition Termination or Qualifying Death Transition Termination within the meaning of the SERP as amended by Appendix E thereto or (ii) not a Qualifying Transition Termination or Qualifying Death Transition Termination but in respect of which Executive or his surviving spouse is entitled to the benefit described in Paragraph II.C(i) or Paragraph II.D(i), respectively, of such Appendix E. With regard to any other Separation from Service, the provisions of the Plan shall apply to Marcus V. Brown and his Beneficiary as determined without regard to this Section 9.10.
IN WITNESS WHEREOF, the Personnel Committee has caused this Ninth Amendment to the Pension Equalization Plan of Entergy Corporation and Subsidiaries (As Amended and Restated Effective January 1, 2009) to be executed by its duly authorized representative on the day, month, and year above set forth and effective December 1, 2022.
ENTERGY CORPORATION PERSONNEL COMMITTEE
through the undersigned authorized representative
/s/ Kathryn Collins
KATHRYN COLLINS
Senior Vice President, HR &
Chief Human Resources Officer